Exhibit 10.4

NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR OTHER APPLICABLE SECURITIES LAW AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR PURSUANT TO AN EXEMPTION FROM REGISTRATION.

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE MAY BE ISSUED WITH ORIGINAL ISSUE DISCOUNT (‘‘OID’’) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE ‘‘CODE’’), AND THIS LEGEND IS REQUIRED BY TREASURY REGULATIONS PROMULGATED UNDER SECTION 1275(c) OF THE CODE.

Holders may obtain information regarding the amount of OID (IF ANY), the issue price, the issue date, and the yield to maturity relating to the notes by contacting THE LEGAL DEPARTMENT at THEMAVEN, INC., 1500 FOURT AVENUE, SUITE 200, SEATTLE, WA 98101, LEGAL@MAVEN.IO, OR AT (646) 732-4427.

THEMAVEN, INC.

12.00% Note due July 31, 2019

No. R-1
$20,000,000.00	June 10, 2019

THEMAVEN, INC., a Delaware corporation (the “Company”), for value received, hereby promises to pay to BRF FINANCE CO., LLC (the foregoing, and any successors or its registered assigns of this Note, “Holder”), the principal amount of TWENTY MILLION]= DOLLARS ($20,000,000) on the Maturity Date, with interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid balance of such principal amount at the rates, on the dates and in the manner specified in the Note Purchase Agreement (as defined below); provided that in no event shall the amount payable by the Company as interest on this Note exceed the highest lawful rate permissible under any law applicable hereto. Payments of principal, premium, if any, and interest hereon shall be made in lawful money of the United States of America by the method and at the address for such purpose specified in the Note Purchase Agreement hereinafter referred to, and such payments shall be overdue for purposes hereof if not made on the originally scheduled date of payment therefor, without giving effect to any applicable grace period.

This Note is one of the Company’s 12.00% Notes due July 31, 2019, issued pursuant to that certain Note Purchase Agreement dated June 10, 2019 (such agreement, as amended, modified and supplemented from time to time, the “Note Purchase Agreement”) among, among others, the Company, the other Note Parties named therein, and the Purchasers named therein, and the holder hereof is entitled to the benefits of the Note Purchase Agreement and the other Note Documents referred to in the Note Purchase Agreement and may enforce the agreements contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof, all in accordance with the terms thereof.

This Note is subject to prepayment only as specified in the Note Purchase Agreement.

Capitalized terms used herein without definition have the meanings ascribed to them in the Note Purchase Agreement.

This Note is in registered form and is transferable only by surrender hereof at the principal executive office of the Company as provided in the Note Purchase Agreement. This Note may not be transferred except in accordance with the provisions of the Note Purchase Agreement and any purported transfer in violation of the terms of the Note Purchase Agreement shall be null and void. The Company may treat the person in whose name this Note is registered on the Note register maintained at such office pursuant to the Note Purchase Agreement as the owner hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

In case an Event of Default, as defined in the Note Purchase Agreement, shall occur and be continuing, the unpaid balance of the principal of this Note may be declared and become due and payable in the manner and with the effect provided in the Note Purchase Agreement.

The parties hereto, including the makers and all guarantors and endorsers of this Note, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the Company has executed this Note as an instrument under seal as of the date first above written.

THEMAVEN, INC.

By:
Name:
Title:

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